UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): December 21, 2007

Titan Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13341	94-3171940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-244-4990

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 21, 2007, we completed the sale of units consisting of 13,300,000 shares of our common stock and five-year warrants to purchase 6,650,000 shares of our common stock to certain institutional investors, resulting in gross proceeds of $21,280,000. The entry into the stock purchase agreement was disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2007. Canaccord Adams, Inc. and Rodman & Renshaw, LLC served as co-placement agents for the private placement and received an aggregate of $1,276,800 as a cash commission and approximately $57,000 for legal and other related expenses.

We have agreed to file a registration statement with the SEC covering the resale of the shares of common stock and shares of common stock underlying the warrants issued in the private placement. A copy of the registration rights agreement is filed herewith as Exhibit 10.43 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.42	Registration Rights Agreement, dated as of December 17, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN PHARMACEUTICALS, INC.

By:	/s/ Sunil Bhonsle
Sunil Bhonsle, Chief Operating Officer

Dated: December 27, 2007

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EXHIBIT INDEX

Exhibit No.	Description

10.42	Registration Rights Agreement, dated as of December 17, 2007

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